UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Litigation

From time to time, micromobility.com Inc. (the “Company”) manages various litigations involving the Company.

The Company was named as a defendant in an action brought in the Supreme Court of New York County, New York, for which a motion for summary judgment was entered into on October 11, 2024 against the Company. The case is captioned Bernheim Investment Fund SICAV (the “Plaintiff”), vs. Micromobility.om Inc. The court’s order granting summary judgment for the Plaintiff and against the Company was as follows: the Plaintiff was awarded €2,202,500 in past due principal and interest on a euro-denominated security issued by the Company to Plaintiff.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2024

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer